As filed with the Securities and Exchange Commission on February 28, 2018

Registration No. 333-139210

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ICPW LIQUIDATION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	98-0434104 (I.R.S. Employer Identification No.)
15260 Ventura Blvd., 20th Fl., Sherman Oaks, CA (Address of Principal Executive Offices)	91403 (Zip Code)

Ironclad Performance Wear Corporation 2000 Stock Incentive Plan, as amended

(Full Title of the Plan)

Matthew Pliskin

c/o ICPW Liquidation Corporation

15260 Ventura Blvd., 20th Fl.

Sherman Oaks, CA 91403

(Name and Address of Agent for Service)

(972) 888-8945

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Louis Wharton, Esq.

Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . [ ]

TERMINATION OF REGISTRATION

ICPW Liquidation Corporation, a Nevada corporation formerly known as Ironclad Performance Wear Corporation (the “Registrant”), is filing this Post-Effective Amendment to the Registration Statement on Form S-8, File No. 333-139210 (the “Prior Registration Statement”), to deregister all securities that were previously registered and remain unsold or otherwise unissued under the Ironclad Performance Wear Corporation 2000 Stock Incentive Plan, as amended, and for which the Prior Registration Statement has remained in effect.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Prior Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sherman Oaks, California, on February 28, 2018.

ICPW LIQUIDATION CORPORATION

(Registrant)

By: s/ Matthew Pliskin

Matthew Pliskin

Chief Financial Officer & Secretary

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.